UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2016

PDL BioPharma, Inc.
(Exact name of Company as specified in its charter)

000-19756
(Commission
File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by PDL BioPharma, Inc. (the “Company”) on May 24, 2016 (the “Original 8-K”). The Company is amending the Original 8-K for the purpose of attaching as Exhibit 2.1 to the Original 8-K the Asset Purchase Agreement dated May 24, 2016, by and between Novartis AG, Novartis Pharma AG, Speedel Holding AG, and Noden Pharma DAC, a majority owned subsidiary of the Company (the “Asset Purchase Agreement”). The Company is seeking confidential treatment for certain portions of the Asset Purchase Agreement pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Reference is made to the Exhibit Index included with this Current Report on Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: August 3, 2016

Exhibit Index

Exhibit No.	Description
2.1*	Asset Purchase Agreement dated May 24, 2016, by and between Novartis AG, Novartis Pharma AG, Speedel Holding AG, and Noden Pharma DAC, a majority owned subsidiary of the Company.†
99.1	Press Release issued by PDL BioPharma, Inc. on May 24, 2016. (Previously furnished with Original 8-K)

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. PDL Biopharma agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

†
Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4) and 24b-2.